Exhibit 99.2

TFI Holdings, Inc.

Consolidated Financial Report

12.31.2011

Contents

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2
Consolidated Statements of Income	3
Consolidated Statements of Stockholder’s Equity	4
Consolidated Statements of Cash Flows	5 and 6
Notes to Consolidated Financial Statements	7 – 17

Independent Auditor’s Report

To the Board of Directors and

Stockholder of TFI Holdings, Inc.

Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of TFI Holdings, Inc. and its subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Phoenix, Arizona

March 5, 2012

Member of the RSM International network of independent accounting, tax and consulting firms

TFI Holdings, Inc.

Consolidated Balance Sheets

December 31, 2011 and 2010

ASSETS	2011	2010
CURRENT ASSETS
Cash	$2,856,587	$229,866
Accounts receivable, net of allowance of approximately $589,000 and $164,000, respectively	12,282,243	9,020,055
Inventories	1,436,845	1,264,339
Prepaid expenses and other current assets	1,640,490	1,219,955
Deferred tax asset	21,155	58,228

Total current assets	18,237,320	11,792,443

OTHER ASSETS	108,708	108,708
PROPERTY, PLANT AND EQUIPMENT, net	18,842,411	18,438,526
INTANGIBLE ASSETS, net	43,540,788	46,882,488
GOODWILL	88,849,065	87,705,834
DEFERRED FINANCING COSTS, net of accumulated amorization of approximately $95,000 and $2,600,000, respectively	853,089	1,785,372

Total assets	$170,431,381	$166,713,371

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Revolivng credit facility	$2,500,000	$—
Accounts payable	6,726,319	5,680,489
Accrued expenses	4,132,745	3,055,790
Accrued income taxes	1,016,567	1,261,532
Current portion of long-term debt	7,150,000	612,098

Total current liabilities	21,525,631	10,609,909

LONG-TERM DEBT, less current portion	61,425,000	75,430,202
DEFERRED TAX LIABILITIES	17,964,709	19,483,519

Total liabilities	100,915,340	105,523,630

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock; $0.01 par value; 1,000 shares authorized;issued and outstanding in 2011 and 2010, respectively	10	10
Additional paid-in capital	83,732,817	83,742,817
Accumulated deficit	(14,216,786)	(22,553,086)

Total stockholder's equity	69,516,041	61,189,741

	$170,431,381	$166,713,371

See Notes to Consolidated Financial Statements.

TFI Holdings, Inc.

Consolidated Statements of Income

Years Ended December 31, 2011 and 2010

	2011	2010
Sales	$113,798,292	$80,778,326
Cost of sales	72,126,933	54,644,715

Gross profit	41,671,359	26,133,611

Operating expenses:
Sales and marketing	2,663,285	1,975,631
General and administrative	8,125,196	4,631,196
Depreciation and amortization	7,906,750	7,634,241
Consulting fees to related parties	407,625	400,000
Management fees	151,871	116,500

	19,254,727	14,757,568

Income from operations	22,416,632	11,376,043

Other income (expense):
Interest income	23,707	15,734
Interest expense	(8,714,537)	(7,777,627)

	(8,690,830)	(7,761,893)

Income before income taxes	13,725,802	3,614,150

Income tax expense	(5,389,502)	(339,094)

Net income	$8,336,300	$3,275,056

See Notes to Consolidated Financial Statements.

TFI Holdings, Inc.

Consolidated Statements of Stockholder’s Equity

Years Ended December 31, 2011 and 2010

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2009	1,000	$10	$83,744,417	$(25,828,142)	$57,916,285

Redemption of Class B units in GFS	—	—	(5,000)	—	(5,000)
Redemption of Class C units in GFS	—	—	(300)	—	(300)
Purchase of Class C units in GFS	—	—	3,700	—	3,700
Net income	—	—	—	3,275,056	3,275,056

Balance, December 31, 2010	1,000	10	83,742,817	(22,553,086)	61,189,741

Redemption of Class B units in GFS	—	—	(10,000)	—	(10,000)
Redemption of Class C units in GFS	—	—	(500)	—	(500)
Purchase of Class C units in GFS	—	—	500	—	500
Net income	—	—	—	8,336,300	8,336,300

Balance, December 31, 2011	1,000	$10	$83,732,817	$(14,216,786)	$69,516,041

See Notes to Consolidated Financial Statements.

TFI Holdings, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,336,300	$3,275,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,906,750	7,634,241
Amortization of debt issuance costs	437,779	685,982
Write-off of debt issuance costs	1,442,381	—
Payment-in-kind interest	503,451	909,461
Deferred income taxes	(1,481,737)	(2,622,225)
Gain on sale of property, plant and equipment	(11,195)	(1,627)
Bad debt expense	111,298	103,436
Change in working capital components:
Accounts receivable	(3,373,486)	(2,494,734)
Inventories	101,882	125,807
Prepaid expenses and other current assets	(420,535)	227,120
Income tax payable	(244,965)	877,403
Accounts payable	895,830	1,935,245
Accrued expenses	1,076,955	641,491

Net cash provided by operating activities	15,280,708	11,296,656

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(2,570,415)	(2,325,929)
Proceeds from sale of property, plant and equipment	158,020	7,973
Purchase of intangible assets	—	(315,520)
Acquisition of a business	(3,812,964)	—

Net cash used in investing activities	(6,225,359)	(2,633,476)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on revolving loan facility	2,500,000	—
Payments on term loans	(54,470,751)	(10,180,664)
Proceeds on term loans	46,500,000	—
Proceeds from purchase of Class C units in GFS	500	3,700
Payments for redemption of Class B units in GFS	(10,000)	(5,000)
Payments for redemption of Class C units in GFS	(500)	(300)
Debt issuance costs	(947,877)	—

Net cash used in financing activities	(6,428,628)	(10,182,264)

Net increase (decrease) in cash	2,626,721	(1,519,084)

Cash:
Beginning	229,866	1,748,950

Ending	$2,856,587	$229,866

See Notes to Consolidated Financial Statements.

TFI Holdings, Inc.

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2011 and 2010

	2011	2010
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$5,370,635	$6,163,109

Cash paid for income taxes	$7,114,088	$926,837

Cash received from income taxes	$4,863	$1,274,848

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Debt refinanced during 2011 with existing lender	$23,500,000	$—

See Notes to Consolidated Financial Statements.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business:

TFI Holdings, Inc., together with its wholly owned subsidiaries (collectively, the Company), is a leading provider of environmental services to generators of used oil and a leading producer of fuel oil in the western United States. The Company collects used oil, generated primarily by the automotive industry, and then satisfies mandated environmental regulations for the safe disposal of the used oil by treating it to remove water and detritus materials to produce a fuel oil, which is then sold to industrial customers as an alternative energy source to diesel and natural gas. The Company is a wholly-owned subsidiary of Green Fuel Services, LLC (GFS).

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of TFI Holdings, Inc. and its wholly-owned subsidiaries Thermo Fluids, Inc., and TFI Northwest, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition:

Revenue is recognized upon shipment or delivery, dependent on contracted terms, of salable fuel oil or upon recovery service provided in the receipt of waste oil and antifreeze per specific customer contract terms. Transportation costs charged to customers are included in revenue. Sales taxes charged to customers are included in revenue.

Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains substantially all of its cash with a major financial institution in the United States. At times, the Company maintains balances in excess of the federally insured limit. Management believes, based on the quality of the financial institutions, that the risk is not significant and has not experienced any losses.

The Company derives net sales from a certain customer that is greater than 10% of total net sales. The net sales from this customer for the years ended December 31, 2011 and 2010 were approximately $35,900,000 and $15,900,000, respectively and the related accounts receivable balances as of December 31, 2011 and 2010 were approximately $4,700,000 and $3,000,000, respectively.

Accounts receivable:

Accounts receivable are carried at the original invoiced amount. Management determines the need for an allowance for doubtful accounts by identifying any collection issues. Accounts receivable are written off when deemed uncollectible and recoveries of accounts receivable previously written off are recorded when received. Interest is charged on accounts receivable when the amount is not paid within the agreed terms.

Inventories:

Inventories consist primarily of salable fuel oil and antifreeze and are stated at the lower of cost or market.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 1 to 20 years. Construction in progress is stated at cost. Repairs and maintenance costs are expensed as incurred, while costs representing additions or improvements are capitalized. Gains and losses on asset disposals are reflected in results of operations when realized.

Deferred financing costs:

Deferred financing costs relate to direct costs incurred by the Company in obtaining its credit agreements. These costs are capitalized when incurred and amortized using the straight-line method, which approximates the effective interest method, over the term of the related debt. Total amortization of deferred financing costs for the years ended December 31, 2011 and 2010 was $437,779 and $685,982, respectively, and is included in interest expense in the consolidated statements of income. During 2011, as a result of debt refinancing, the Company wrote off $1,442,381 of previously capitalized deferred financing costs, which has been included in interest expense in the consolidated statement of income.

Intangible assets:

Intangible assets other than goodwill are amortized over their useful lives unless these lives are determined to be indefinite. Intangible assets are carried at cost less accumulated amortization. The Company’s intangible assets consist primarily of customer and vendor relationships, non-compete agreements, and permits which are amortized over estimated useful lives ranging from 1 to 20 years assuming no residual value. The Company investigates potential impairments of its intangible assets whenever events or circumstances indicate that the carrying value of the asset or asset group may not be recoverable. The Company did not record any impairment on intangible assets at December 31, 2011 or 2010.

Goodwill:

Goodwill represents the excess of costs over the fair value of the identifiable net assets acquired. The Company’s goodwill is not amortized but reviewed for impairment. The Company evaluates its goodwill for impairment on an annual basis (or more frequently if events or circumstances indicate that the related carrying amount may be impaired) using a two-step process. The first step in the process, which is used to identify potential impairments, compares the fair value of each reporting unit containing goodwill with the reporting unit’s carrying amount. If the fair value of the reporting unit exceeds its carrying amount, the related goodwill is considered to be recoverable and completion of the second step is not required. If the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure the amount of any goodwill impairment. In the second step of the process, the implied fair value of the reporting unit’s goodwill is determined in the same manner as the amount of goodwill recognized in a purchase business combination. If the carrying amount of the reporting unit including goodwill exceeds the related implied fair value, an impairment loss is recognized in an amount equal to that excess.

Management has elected to perform its annual impairment testing on December 31. No impairment loss has been recognized by the Company for the years ending December 31, 2011 or 2010.

The change in the carrying amount of goodwill for the year ended December 31, 2011 is as follows:

Balance, December 31, 2010	$87,705,834
Goodwill acquired	1,143,231

Balance, December 31, 2011	$88,849,065

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets:

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset with other assets at the lowest level of identifiable cash flows. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to dispose, and would no longer be depreciated. No impairment loss has been recognized by the Company as of December 31, 2011 or 2010.

Fair value of financial instruments:

The estimated fair values of the Company’s short-term financial instruments, including receivables, payables, and other current assets arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. The fair value for borrowings is estimated using rates currently available for similar borrowings with similar credit risk, and for remaining maturities, including the Company’s own credit risk associated with the ability to repay the loans. At December 31, 2011, the fair value approximates the carrying values as substantially all of the borrowing agreements were entered into during 2011.

Income taxes:

The Company follows the asset and liability method of accounting for income taxes whereby deferred income taxes are recognized by applying enacted tax rates applicable to future years to differences between the financial statement and tax bases of certain assets and liabilities. A valuation allowance is provided for any deferred tax assets for which realization is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

Management believes the Company has appropriate support for the income tax positions taken and to be taken on its tax returns for all open years on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the goodwill impairment valuation and intangible assets valuation.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Reclassification:

A reclassification has been made to the consolidated balance sheet, income statement and cash flow for the year ended December 31, 2010 in order to be consistent with the presentation for the year ended December 31, 2011. There was no change to previously reported stockholder’s equity or net income.

Subsequent events:

The Company has evaluated subsequent events through March 5, 2012, the date on which the financial statements were available to be issued.

Note 2. Business Combination

During August 2011, the Company acquired certain assets of Southwest Petroleum Waste Management, LLC and related entities (Southwest). The acquisition resulted in the Company’s ability to expand its customers within the Southwest region of the United States. The total acquisition cost was approximately $3,963,000. The purchase price included an estimated earn out of $490,000 that was contingent on achieving certain performance targets during a six-month measurement period as defined in the purchase agreement. The earn out was subsequently reduced to $150,000 based on the Company’s estimate of the expected earn out payment, which is recorded in accounts payable on the consolidated balance sheet. Goodwill arising from the acquisition is expected to be deductible for income tax purposes.

The following table summarizes the preliminary fair values of the assets acquired at the date of the acquisition:

Inventory	$274,388
Property and equipment	864,345
Customer relationships	570,000
Non-compete agreement	1,111,000
Goodwill	1,143,231

Assets acquired	3,962,964
Deferred purchase price liability, estimated	(150,000)

Total cash paid	$3,812,964

The above customer relationship and non-compete intangible assets are being amortized over their estimated useful lives of 5 years. Acquired goodwill represents the amount of purchase price in excess of the fair value of assets acquired.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 3. Inventories

Inventories consist of the following at December 31:

	$00,000,000	$00,000,000
	2011	2010
Fuel oil	$882,149	$570,545
Antifreeze	403,116	548,531
Other	151,580	145,263

	$1,436,845	$1,264,339

Note 4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at December 31:

	$00,000,000.00	$00,000,000.00
	2011	2010
Prepaid insurance	$1,218,405	$846,520
Other prepaid expenses	422,085	363,435

	$1,640,490	$1,209,955

Note 5. Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

	2011	2010
Land	$2,365,000	$2,365,000
Land improvements	2,289,302	2,283,552
Equipment	5,909,987	4,486,046
Storage tanks	9,359,470	9,014,936
Vehicles	8,841,519	7,700,022
Leasehold improvements	3,377,345	3,269,425
Construction in progress	2,173,305	1,996,986

	34,315,928	31,115,967
Less accumulated depreciation and amortization	(15,473,517)	(12,677,441)

	$18,842,411	$18,438,526

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 6. Intangible Assets

Intangible assets consist of the following at December 31:

	Useful Life in Years	2011
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	5-20	$35,392,322	$9,694,284	$25,698,038
Vendor relationships	15	19,380,000	7,106,000	12,274,000
Permits	8	10,300,000	7,081,250	3,218,750
Trade name	10	4,040,000	2,222,000	1,818,000
Other	1-5	3,366,459	2,834,459	532,000

		$72,478,781	$28,937,993	$43,540,788

	Useful Life in Years	2010
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	5-20	$34,316,133	$7,819,562	$26,496,571
Vendor relationships	15	19,380,000	5,814,000	13,566,000
Permits	8	10,300,000	5,793,751	4,506,249
Trade name	10	4,040,000	1,818,000	2,222,000
Other	1-5	2,796,459	2,704,791	91,668

		$70,832,592	$23,950,104	$46,882,488

The difference between the gross carrying amount and net carrying amount for each item presented is attributable to accumulated amortization. The Company recorded amortization expense of $4,987,975 and $4,785,672 for the years ended December 31, 2011 and 2010, respectively.

Estimated future amortization expense applicable to the acquired intangible assets subject to amortization is as follows for each of the five years subsequent to December 31, 2011:

Years Ending December 31:
2012	$5,162,409
2013	5,162,409
2014	4,518,659
2015	4,023,031
2016	3,634,910
Thereafter	21,039,370

$43,540,788

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 7. Accrued Expenses

Accrued expenses consist of the following at December 31:

	2011	2010
Accrued employee costs	$1,956,888	$1,300,646
Accrued insurance	1,095,622	—
Accrued interest	790,422	737,400
Accrued sales and use taxes	60,599	92,744
Accrued management fees	80,000	925,000
Other	149,214	—

	$4,132,745	$3,055,790

During October 2011, the Company entered into a financing agreement for their insurance policy with monthly payments of approximately $135,000 which includes interest at an annual rate of 3.14%. The financing agreement matures in September 2012. The balance on the financing agreement at December 31, 2011 is approximately $1,082,000 which is included in accrued expenses in the consolidated balance sheet.

Note 8. Revolving Credit Facility, Long-Term Debt and Pledged Assets

During July 2011, the Company entered into a syndicated credit facility agreement (the Credit Agreement) whereby the sole lead arranger and agent is a minority shareholder in GFS. In accordance with this agreement, total borrowing availability is $90,000,000 in the form of a $20,000,000 revolving credit facility and $70,000,000 in two term loans ($35,000,000 each). Included in the total borrowings of $90,000,000 is $23,500,000 which was refinanced with an existing lender. As such, this amount is considered a noncash transaction and is reflected in the Supplemental Schedule of Noncash Investing and Financing Activities on page 6.

The revolving credit facility matures in July 2016 with interest due monthly based on the applicable margin as defined in the agreement (4.50% to 5.75%) at December 31, 2011), plus the higher of LIBOR or 1.25%. The Company is required to pay a monthly fee of .50% on the unused portion of the revolving credit facility.

All borrowings under the Credit Agreement are collateralized by substantially all assets of the Company. The Credit Agreement further contains provisions that require mandatory prepayments, as defined. At December 31, 2011, management has included an estimate of $4,300,000 in current maturities as a result of a mandatory prepayment, required by the Excess Cash Flow calculation provision in the Credit Agreement. Additionally, the Company is subject to certain financial and nonfinancial covenants.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 8. Revolving Credit Facility, Long-Term Debt and Pledged Assets (Continued)

Long-term debt consists of the following at December 31:

	2011	2010
Term Note A, due in quarterly installments of $625,000 beginning September 2011, increasing to $6,250,000 in Janury 2015 through June 2016 with remaining outstanding principal and interest due in July 2016. Interest due monthly based on an applicable margin as defined in the agreement (ranging from 4.50% to 4.75% at December 31, 2011), plus the greater of LIBOR or 1.25%.	$33,750,000	$—

Term Note B, due in quarterly installments of $87,500 beginning September 2011, increasing to $16,625,000 in July 2016 through December 2016, with any remaining outstanding payments of principal and interest to be paid in January 2017. Interest due monthly based on the applicable margin as defined in the agreement (ranging from 5.00% to 5.25% at December 31, 2011), plus the greater of LIBOR or 1.25%.	34,825,000	—

Note payable to bank that is a minority shareholder of GFS, due in 24 quarterly installments of .25% of the original principal through June 2012, three quarterly installments of 23.50% of the original principal, and the remaining balance due upon maturity, with interest at LIBOR (.30% at December 31, 2010), plus 5.0%. The note matures June 2013, is collateralized by substantially all assets of the Company and is guaranteed by the shareholder of the Company. Borrowings are subject to financial and non-financial covenants.	—	49,486,816

Subordinated note payable to bank that is a minority shareholder of GFS, due upon maturity in June 2014, with cash interest at 12% per annum and 3.5% of paid-in-kind (PIK) through the increase in the outstanding principle balance of the note on a monthly basis. The note is collateralized by substantially all assets of the Company and is guaranteed by the shareholder of the Company. Borrowings are subject to financial and non-financial covenants.	—	26,555,484

	68,575,000	76,042,300
Less current portion of long-term debt	(7,150,000)	(612,098)

	$61,425,000	$75,430,202

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 8. Revolving Credit Facility, Long-Term Debt and Pledged Assets (Continued)

The following table represents the scheduled maturities under the Company’s debt obligations at December 31, 2011:

Years Ending December 31:
2012	$7,150,000
2013	2,850,000
2014	2,850,000
2015	14,100,000
2016	41,625,000

$68,575,000

Note 9. Income Taxes

The components giving rise to the deferred tax assets and deferred tax liabilities described below have been included in the accompanying consolidated balance sheets at December 31, 2011 and 2010 as follows:

	2011	2010
Current assets	$21,155	$58,228
Noncurrent liabilities	(17,964,709)	(19,483,519)

	$(17,943,554)	$(19,425,291)

The income tax expense (benefit) for the years ended December 31 consists of the following:

	2011	2010
Current tax expense	$6,871,239	$2,961,319
Deferred tax (benefit)	(1,481,737)	(2,622,225)

	$5,389,502	$339,094

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 9. Income Taxes (Continued)

The Company’s deferred tax assets (liabilities) consist of the following at December 31:

	2011	2010
Deferred tax assets:
Accrued expenses	$253,441	$240,554
Allowance for doubtful accounts	221,733	60,370
Section 263A expenses	17,634	68,645
Capital losses	—	675,297
Deferred financing costs	335,099	—

	827,907	1,044,866
Less valuation allowance	—	(675,297)

	827,907	369,569

Deferred tax liabilities:
Property, plant and equipment	(3,118,536)	(3,011,797)
Intangible assets	(15,183,610)	(16,471,722)
Prepaid expenses	(458,873)	(311,341)

	(18,761,019)	(19,794,860)

	$(17,933,112)	$(19,425,291)

In 2005, the Company generated an approximate $1.8 million capital loss carryover. Such capital loss can be carried over to offset capital gains through 2010. The Company has recorded a full valuation allowance against such carryover as management does not believe that the related deferred tax asset will ultimately be realized.

The Company’s tax expense varies from the statutory rate primarily due to the use of estimated state tax rates and certain permanent differences, including the domestic production activities deduction.

Note 10. Commitments and Contingencies

Litigation:

From time to time, the Company is involved in various legal actions in the ordinary course of business. Although the outcome of any such legal action is uncertain, in the opinion of management, there is no legal proceeding pending or asserted against or involving the Company, that the outcome of which is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company.

Lease commitments:

The Company leases real property and equipment under operating lease agreements requiring monthly payments ranging from approximately $200 to $30,000 that expire at various dates through March 2021. Rent expense under all operating leases totaled approximately $3,387,000 and $3,409,000 for the years ended December 31, 2011 and 2010, respectively.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 10. Commitments and Contingencies (Continued)

The following table presents future annual minimum payments under non-cancelable operating leases at December 31, 2011:

Years Ending December 31:
2012	$2,637,000
2013	1,987,000
2014	1,387,000
2015	1,016,000
2016	817,000
Thereafter	2,303,000

$10,147,000

Note 11. Related Party Transactions

The Company has an agreement with its majority owner for management consulting services. In exchange for the services, the Company will pay $300,000 per year for three years. On April 15, 2010, this agreement was amended to reduce the annual fee to $100,000 if the Board should elect to only request advisement services. On June 27, 2006, the Company entered into an agreement with a minority owner for financial and management consulting services. In exchange for the services, the Company will pay $300,000 per year. Under these agreements, the Company has incurred a total of $400,000 in consulting expenses for the years ended December 31, 2011 and 2010, respectively.

The Company leases various office facilities from employees. Rent expense attributable to employees for the years ended December 31, 2011 and 2010 was approximately $95,000 and $96,000, respectively.

Note 12. Medical Plan

During April 2011, the Company elected third-party health insurance coverage and is no longer self-insured. The amounts charged to expense for losses, claims and premiums was approximately $349,000 and $1,730,000 for the years ended December 31, 2011 and 2010, respectively, and are included in selling, general, and administrative expenses in the consolidated statements of income.

Note 13. Subsequent Events

Letter of intent:

In February 2012, GFS entered into a letter of intent agreement to sell all Company outstanding equity to a third party. The terms of the agreement continue to be negotiated as of the date of these financial statements. It is estimated that the transaction will close no earlier than April 1, 2012.

Acquisition:

The Company reached an agreement in principle on February 15, 2012, for the purchase of all assets of Nevco Oil Services, Inc. The agreement calls for a purchase price of approximately $1,370,000, subject to certain purchase price adjustments.

TFI Holdings, Inc.

Consolidated Financial Report

12.31.2009

McGladrey & Pullen, LLP is a member firm of RSM International

— an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated Balance Sheet	2
Consolidated Statement of Income	3
Consolidated Statement of Stockholder’s Equity	4
Consolidated Statement of Cash Flows	5 and 6
Notes to Consolidated Financial Statements	7 – 17

Independent Auditor’s Report

To the Board of Directors and

Stockholder of TFI Holdings, Inc.

Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of TFI Holdings, Inc. and its subsidiaries (the Company) as of December 31, 2009, and the related consolidated statements of income, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Phoenix, Arizona

April 13, 2010

McGladrey & Pullen, LLP is a member firm of RSM International

— an affiliation of separate and independent legal entities.

1

TFI Holdings, Inc.

Consolidated Balance Sheet

December 31, 2009

ASSETS
CURRENT ASSETS
Cash	$1,748,950
Accounts receivable, net of allowance of $139,000	6,628,757
Inventories	1,390,146
Prepaid expenses and other current assets	1,555,783
Deferred tax asset	302,180

Total current assets	11,625,816

PROPERTY, PLANT AND EQUIPMENT, net	18,967,512

INTANGIBLE ASSETS, net	51,352,640

GOODWILL	87,705,834

DEFERRED FINANCING COSTS, net	2,471,354

Total assets	$172,123,156

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$3,745,244
Accrued expenses	2,414,299
Accrued income taxes	384,129
Current portion of long-term debt	612,100
Deferred tax liabilities	362,764

Total current liabilities	7,518,536

LONG-TERM DEBT, less current portion	84,701,403

DEFERRED TAX LIABILITIES	21,986,932

Total liabilities	114,206,871

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock; $0.01 par value; 1,000 shares authorized; issued and outstanding	10
Additional paid-in capital	83,744,417
Accumulated deficit	(25,828,142)

Total stockholder’s equity	57,916,285

$172,123,156

See Notes to Consolidated Financial Statements.

2

TFI Holdings, Inc.

Consolidated Statement of Income

Year Ended December 31, 2009

Sales	$73,192,274
Cost of sales	52,464,614

Gross profit	20,727,660

Operating expenses:
Sales and marketing	1,076,577
General and administrative	3,638,421
Goodwill impairment	11,128,298
Depreciation and amortization	7,874,967
Gain on sale of property, plant and equipment	(7,826)
Consulting fees to related parties	440,641
Management fees	116,500

24,267,578

Loss from operations	(3,539,918)

Other income (expense):
Interest income	7,381
Interest expense	(8,430,428)

(8,423,047)

Loss before income taxes	(11,962,965)

Income tax benefit	297,556

Net loss	$(11,665,409)

See Notes to Consolidated Financial Statements.

3

TFI Holdings, Inc.

Consolidated Statement of Stockholder’s Equity

Year Ended December 31, 2009

			Additional		Total
	Common Stock		Paid-In		Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2008	1,000	$10	$83,715,317	$(14,162,733)	$69,552,594

Redemption of Class B units in GFS	—	—	(10,000)	—	(10,000)
Purchase of Class B units in GFS	—	—	32,500	—	32,500
Purchase of Class C units in GFS	—	—	6,600	—	6,600
Net loss	—	—	—	(11,665,409)	(11,665,409)

Balance, December 31, 2009	1,000	$10	$83,744,417	$(25,828,142)	$57,916,285

See Notes to Consolidated Financial Statements.

4

TFI Holdings, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,665,409)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,917,409
Amortization of debt issuance costs	705,773
Debt issued in lieu of interest	878,314
Goodwill impairment	11,128,298
Amortization of intangible assets	4,957,558
Deferred income taxes	(1,156,352)
Gain on sale of property, plant and equipment	(7,826)
Bad debt expense	209,361
Interest rate swap	(920,557)
Change in working capital components:
Accounts receivable	(109,443)
Inventories	1,405,810
Prepaid expenses and other current assets	(20,085)
Income tax receivable	822,239
Income tax payable	384,129
Accounts payable	(1,450,986)
Accrued expenses	(39,560)

Net cash provided by operating activities	8,038,673

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(1,500,908)
Proceeds from sale of property, plant and equipment	65,774
Purchase of intangible asset	(76,729)

Net cash used in investing activities	(1,511,863)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving loan facility	1,600,000
Payments on revolving loan facility	(1,600,000)
Payments on term loans	(5,985,250)
Proceeds from purchase of Class B units in GFS	32,500
Proceeds from purchase of Class C units in GFS	6,600
Payments for redemption of Class B units in GFS	(10,000)

Net cash used in financing activities	(5,956,150)

Net increase in cash	570,660

Cash:
Beginning	1,178,290

Ending	$1,748,950

See Notes to Consolidated Financial Statements.

5

TFI Holdings, Inc.

Consolidated Statement of Cash Flows (Continued)

Year Ended December 31, 2009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$7,434,573

Cash received for interest	$7,381

Cash paid for income taxes	$926,937

Cash received from income taxes	$1,274,848

See Notes to Consolidated Financial Statements.

6

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business:

TFI Holdings, Inc., together with its wholly owned subsidiaries (collectively, the Company), is a leading provider of environmental services to generators of used oil and a leading producer of fuel oil in the western United States. The Company collects used oil, generated primarily by the automotive industry, and then satisfies mandated environmental regulations for the safe disposal of the used oil by treating it to remove water and detritus materials to produce a fuel oil, which is then sold to industrial customers as an alternative energy source to diesel and natural gas. The Company is a wholly-owned subsidiary of Green Fuel Services, LLC (GFS).

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of TFI Holdings, Inc. and its wholly-owned subsidiaries Thermo Fluids, Inc. and TFI Northwest, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition:

Revenue is recognized upon shipment or delivery, dependent on contracted terms, of salable fuel oil or upon recovery service provided in the receipt of waste oil and antifreeze per specific customer contract terms. Transportation costs charged to customers are included in revenue. Sales taxes charged to customers are included in revenue.

Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains substantially all of its cash with a major financial institution in the United States. At times, the Company maintains balances in excess of the federally insured limit. Management believes, based on the quality of the financial institutions, that the risk is not significant and has not experienced any losses.

Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers and their geographical dispersion.

Accounts receivable:

Accounts receivable are carried at the original invoiced amount. Management determines the need for an allowance for doubtful accounts by identifying any collection issues. Accounts receivable are written off when deemed uncollectible and recoveries of accounts receivable previously written off are recorded when received. Interest is not charged on accounts receivable.

Inventories:

Inventories consist primarily of salable fuel oil and antifreeze and are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market.

7

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 1 to 20 years. Repairs and maintenance costs are expensed as incurred, while costs representing additions or improvements are capitalized. Gains and losses on asset disposals are reflected in results of operations when realized.

Deferred financing costs:

Deferred financing costs relate to direct costs incurred by the Company in obtaining its credit agreements. These costs are capitalized when incurred and amortized using the straight line method, which approximates the effective interest method, over the term of the related debt. Total amortization of deferred financing costs for the year ended December 31, 2009 was $705,773, and is included in interest expense in the consolidated statement of income.

Interest rate swap:

The Company used an interest rate swap to reduce its overall exposure to the effect of interest rate fluctuations on its results of operations and cash flows. This agreement expired during September 2009. The fair value of the interest rate swap was recorded as an asset or liability with changes in the fair value recorded in the consolidated statement of income.

Intangible assets:

Intangible assets other than goodwill are amortized over their useful lives unless these lives are determined to be indefinite. Intangible assets are carried at cost less accumulated amortization. The Company’s intangible assets consist primarily of customer and vendor relationships and permits which are amortized over estimated useful lives ranging from 1 to 20 years assuming no residual value. The Company investigates potential impairments of its intangible assets whenever events or circumstances indicate that the carrying value of the asset or asset group may not be recoverable. The Company did not record any impairment on intangible assets at December 31, 2009.

Goodwill:

Goodwill represents the excess of costs over the fair value of the identifiable net assets acquired. The Company’s goodwill is not amortized but reviewed for impairment. The Company evaluates its goodwill for impairment on an annual basis (or more frequently if events or circumstances indicate that the related carrying amount may be impaired) using a two-step process. The first step in the process, which is used to identify potential impairments, compares the fair value of each reporting unit containing goodwill with the reporting unit’s carrying amount. If the fair value of the reporting unit exceeds its carrying amount, the related goodwill is considered to be recoverable and completion of the second step is not required. If the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure the amount of any goodwill impairment. In the second step of the process, the implied fair value of the reporting unit’s goodwill is determined in the same manner as the amount of goodwill recognized in a purchase business combination. If the carrying amount of the reporting unit’s goodwill exceeds the related implied fair value, an impairment loss is recognized in an amount equal to that excess.

8

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Goodwill (continued):

Management has elected to perform its annual impairment testing on December 31. During 2009, as a result of its annual impairment testing, the Company determined its goodwill was partially impaired and recorded an impairment charge to income in the amount of $11,128,298.

Impairment of intangibles and long-lived assets:

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset with other assets at the lowest level of identifiable cash flows. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to dispose, and would no longer be depreciated. No impairment loss has been recognized by the Company as of December 31, 2009.

Fair value:

In September 2006, the Financial Accounting Standards Board issued authoritative guidance for fair value measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This guidance applies only to fair value measurements already required or permitted by other accounting standards and does not impose requirements for additional fair value measures. This guidance was issued to increase consistency and comparability in reporting fair values. The effective date of the guidance on certain nonfinancial assets and nonfinancial liabilities was delayed to fiscal years beginning after November 15, 2008, and interim periods without those fiscal years. In 2009, the Company adopted the remaining provisions of the guidance which did not have a material impact on the Company’s consolidated financial condition, results of operations, or cash flows.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally inobservable inputs. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of inobservable inputs. Based on observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and realiability of the information used to determine fair values.

Assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1: Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

9

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments (continued):

Level 2: Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3: Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets.

The Company has identified goodwill as the only item requiring disclosure under the fair value measurement guidance (See Note 2).

Accounting guidance also requires the Company to disclose the estimated fair value of its financial instruments. The estimated fair values of the Company’s short-term financial instruments, including receivables, payables, and prepaid expenses and other current assets arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. Given the terms of the debt obligations to its affiliate compared to terms available to the Company as of December 31, 2009, management believes its debt obligations approximate fair value at December 31, 2009.

Income taxes:

The Company follows the asset and liability method of accounting for income taxes whereby deferred income taxes are recognized by applying enacted tax rates applicable to future years to differences between the financial statement and tax bases of certain assets and liabilities. A valuation allowance is provided for any deferred tax assets for which realization is more likely than not that some portion or all of the deferred tax assets will not be realized.

On January 1, 2009, the Company adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

Management believes the Company has appropriate support for the income tax positions taken and to be taken on its tax returns for all open years on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

10

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the goodwill impairment valuation and intangible assets valuation

Subsequent events:

The Company has evaluated subsequent events through April 13, 2010, the date on which the financial statements were issued.

Note 2. Fair Value Accounting

Fair value on a nonrecurring basis:

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents goodwill and reflects the level within the fair value hierarchy as of December 31, 2009:

	Fair Market Measurements at Reporting Date Using:
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Goodwill	$44,070,767	$—	$—	$44,070,767

Goodwill in one reporting unit was written down to its implied fair value of $44,070,767 by a charge to earnings of $11,128,298 during the year ended December 31, 2009. Some of the inputs used to determine the implied fair value of the Company and the corresponding amount of the impairment included the Company’s forecasts which were estimated based on historical results, anticipated revenue growth, and overall profitability. The Company’s adjustment for $11,128,298 was primarily based on the Company’s estimates and assumptions, therefore the resulting fair value measurement was determined to be Level 3.

11

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 3. Inventory

Inventories consist of the following as of December 31, 2009:

Fuel oil	$736,517
Antifreeze	459,939
Other	193,690

$1,390,146

Note 4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following as of December 31, 2009:

Prepaid insurance	$955,647
Other prepaid expenses	490,551
Deposits	109,585

$1,555,783

Note 5. Property, Plant and Equipment

Property, plant and equipment consist of the following as of December 31, 2009:

Land	$2,365,000
Land improvements	2,278,912
Equipment	4,247,528
Storage tanks	8,959,583
Vehicles	7,475,002
Leasehold improvements	3,135,948
Construction in progress	406,715

28,868,688
Less accumulated depreciation and amortization	(9,901,176)

$18,967,512

12

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 6. Intangible Assets

Intangible assets consist of the following at December 31, 2009:

	Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	20	$34,100,613	$6,025,723	$28,074,890
Vendor relationships	15	19,380,000	4,522,000	14,858,000
Permits	8	10,300,000	4,506,250	5,793,750
Trade name	10	4,040,000	1,414,000	2,626,000
Other	1-2	2,696,459	2,696,459	—

		$70,517,072	$19,164,432	$51,352,640

The difference between the gross carrying amount and net carrying amount for each item presented is attributable to accumulated amortization. The Company recorded amortization expense of $4,957,558 for the year ended December 31, 2009.

Estimated future amortization expense applicable to the acquired intangible assets subject to amortization is as follows for each of the five years subsequent to December 31, 2009:

Years Ending December 31:
2010	$4,783,123
2011	4,783,123
2012	4,783,123
2013	4,725,137
2014	4,013,250
Thereafter	28,264,884

$51,352,640

Note 7. Goodwill

The change in carrying amount of goodwill consist of the following at December 31, 2009:

Beginning balance	$98,834,132
Impairment of goodwill	(11,128,298)

$87,705,834

As of December 31, 2009, the Company completed the first step impairment tests for the goodwill at each of its reporting units. The fair value of one of the reporting units did not exceed the related carrying value. The implied fair value of the goodwill was determined and an impairment charge was recognized for the excess of the carrying amount over the fair value amount. The fair values of the reporting units were estimated using a discounted cash flow method.

13

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 8. Accrued Expenses

Accrued expenses consist of the following at December 31, 2009:

Accrued employee costs	$1,041,886
Accrued interest	718,325
Accrued sales and use taxes	29,088
Accrued management fees	625,000

$2,414,299

Note 9. Revolving Line of Credit, Long-Term Debt and Pledge Assets

The Company has a revolving loan facility (Revolver) with a bank that is a minority stockholder. Of the total borrowing available under the Revolver, an amount not to exceed $1,000,000 may be used to support the issuance of letters of credit. The Revolver bears interest at LIBOR (0.257% at December 31, 2009) plus 5.0%, with borrowings secured by substantially all assets of the Company. There were no outstanding balances under the Revolver at December 31, 2009. The Revolver requires an annual unused commitment fee at a rate of .75% if 50%—100% is unused and .50% if less than 50% is unused. The revolving loan facility expires in June 2013. Borrowings are subject to financial and non-financial covenants.

Long-term debt consists of the following at December 31, 2009:

Note payable to bank that is a minority stockholder, due in 24 quarterly installments of .25% of the original principal through June 2012, three quarterly installments of 23.50% of the original principal, and the remaining balance due upon maturity, with interest at LIBOR (.235% and .257% at December 31, 2009 for one month and three month LIBOR rates, respectively), plus 5.0%. The note matures June 2013, is collarteralized by substantially all assets of the Company and is guaranteed by the shareholder of the Company. Borrowings are subject to financial and non-financial covenants.	$59,667,480

Subordinated note payable to bank that is a minority stockholder, due upon maturity in June 2014, with cash interest at 12% per annum and 3.5% of paid-in-kind (PIK) through the increase in the outstanding principle balance of the note on a monthly basis. The note is collarteralized by substantially all assets of the Company and is guaranteed by the shareholder of the Company. Borrowings are subject to financial and non-financial covenants.	25,646,023

85,313,503
Less current portion of long-term debt	(612,100)

$84,701,403

14

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 9. Revolving Line of Credit, Long-Term Debt and Pledged Assets (Continued)

The following table represents the scheduled maturities under the Company’s debt instruments as of December 31, 2009:

Years Ending December 31:
2010	$612,100
2011	612,100
2012	29,370,002
2013	29,060,846
2014	25,658,455

$85,313,503

Note 10. Income Taxes

The components giving rise to the deferred tax assets and deferred tax liabilities described below have been included in the accompanying consolidated balance sheet at December 31, 2009 as follows:

Current assets	$302,180
Current liabilities	(362,764)
Noncurrent liabilities	(21,986,932)

$(22,047,516)

The income tax benefit for the year ended December 31, 2009 consists of the following:

Current tax expense	$858,796
Deferred benefit	(1,156,352)

$(297,556)

15

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 10. Income Taxes (Continued)

The Company’s deferred tax assets (liabilities) consist of the following at December 31, 2009:

Deferred tax assets:
Accrued expenses	$186,932
Other	115,248
Capital losses	675,297

977,477
Less valuation allowance	(675,297)

302,180

Deferred tax liabilities:
Property, plant and equipment	(3,349,681)
Intangible assets	(18,637,251)
Prepaid expenses	(362,764)

(22,349,696)

$(22,047,516)

The Company generated an approximate $1.8 million capital loss carryover. Such capital loss can be carried over to offset capital gains in certain future years through 2010. The Company has recorded a full valuation allowance against such carryover as management does not believe that the related deferred tax asset will ultimately be realized. The Company’s tax benefit is lower than the statutory rate primarily as a result of the impairment charge recorded in these financial statements relating to non-deductible goodwill for tax purposes.

Note 11. Commitments and Contingencies

Litigation:

From time to time, the Company is involved in various legal actions in the ordinary course of business. Although the outcome of any such legal action is uncertain, in the opinion of management, there is no legal proceeding pending or asserted against or involving the Company, the outcome of which is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company.

Lease commitments:

The Company leases real property and equipment under operating lease agreements that expire at various dates through December 2016. Rent expense under all operating leases totaled approximately $3,976,000 for the year ended December 31, 2009.

16

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 11. Commitments and Contingencies (Continued)

The following table presents future annual minimum payments under non-cancelable operating leases as of December 31, 2009:

Years Ending December 31:
2010	$3,289,000
2011	2,896,000
2012	2,266,000
2013	1,550,000
2014	901,000
Thereafter	2,634,000

$13,536,000

Note 12. Related Party Transactions

On June 23, 2006, the Company entered into an agreement with a related party for management consulting services. In exchange for the services, the Company will pay $300,000 per year for three years. On July 15, 2008, this agreement was amended to reduce the annual fee to $100,000. On June 27, 2006, the Company entered into an agreement with another related party for financial and management consulting services. In exchange for the services, the Company will pay $300,000 per year. Under these agreements, the Company has incurred a total of $441,000 in consulting expenses for the year ended December 31, 2009.

The Company leases four office facilities from related parties. The rent expense for the year ended December 31, 2009 was approximately $88,000.

Note 13. Medical Plan

The Company provides a medical plan to substantially all full-time employees through a third party provider the contract of which requires the Company to self insure up to a maximum liability of $55,000 per employee. The estimated liability includes a provision for known claims and losses, as well as an estimate for claims incurred but not yet reported. The amounts charged to expense for losses, claims and premiums was approximately $1,671,000 for the year ended December 31, 2009, and are included in selling, general, and administrative expenses.

Note 14. Interest Rate Swap

During 2006, the Company entered into an interest rate swap to lock in the interest cash outflows on a portion of its floating-rate debt. The Company entered into an interest rate swap with a total notional amount of $30,000,000 at December 31, 2006. The swap changes the variable-rate interest on a portion of the balance of the Company’s loan from Bank to fixed-rate interest. Under the terms of the swap (which expired in September 2009), the Company paid a fixed interest rate of 5.295%. The Company received monthly the variable interest rate of LIBOR, based on a three-month interval on the interest rate swap. This amount was subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligation affects earnings.

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